UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                             ----------------------

                                November 30, 2004
                                 Date of Report
                        (Date of earliest event reported)

                      Shenandoah Telecommunications Company
             (Exact name of registrant as specified in its charter)

            Virginia                      0-9881                54-1162807
(State or other jurisdiction of        (Commission          (I.R.S. Employer
 incorporation or organization)        File Number)       Identification Number)

         500 Shentel Way
          P.O. Box 459
          Edinburg, VA                                               22824
(Address of principal executive office)                           (Zip code)

       Registrant's telephone number, including area code: (540) 984-4141

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2004, the Company amended the terms of its Master Loan Agreement with CoBank, ACB to provide for a $15 million revolving reducing credit facility. Under the terms of the amended credit facility, the Company can borrow up to $15 million for use in connection with the acquisition of NTC Communications LLC and other corporate purposes. The revolving credit facility has a 12 year term. Borrowings under the facility can be at either an adjustable or fixed rate. The loan is secured by a pledge of the stock of all of the subsidiaries of the Company as well as all of the outstanding membership interests in NTC.

Item 7.01 Regulation FD Disclosure

The following news release is being filed pursuant to Item 7.01 of Form 8-K

NEWS RELEASE

For further information, please contact Earle A. MacKenzie at 540-984-5192.

           SHENANDOAH TELECOMMUNICATIONS COMPANY COMPLETES ACQUISITION OF NTC COMMUNICATIONS AND EXPANDS DEBT FACILITY WITH CoBANK.

      EDINBURG, VA, (December 2, 2004) - Shenandoah Telecommunications Company (Shentel; NASDAQ: SHEN) announces the closing of the acquisition of NTC Communications previously announced on August 27, 2004. In connection with the acquisition, Shentel has obtained a $15 million revolving credit facility from CoBank.

      Shentel purchased the 83.88% of NTC that it did not currently own, for approximately $10 million plus the assumption of $13.2 million of debt and capital leases. The proceeds from the CoBank facility will be used to refinance the NTC debt and capital leases.

About CoBank

      As Rural America's Cooperative Bank, CoBank specializes in providing financial solutions and leasing services to cooperatives, agribusinesses, Farm Credit associations and rural communications, energy and water companies. The bank also finances agricultural exports. CoBank has a national office in Denver, additional offices across the U.S., and several international representative offices. CoBank is part of the $121-billion U.S. Farm Credit System. Additional information about the bank is available at www.cobank.com.

About Shenandoah Telecommunications

      Shenandoah Telecommunications Company is a holding company that provides a broad range of telecommunications services through its operating subsidiaries. The Company is traded on the NASDAQ National Market under the symbol "SHEN." The Company's operating subsidiaries provide local and long distance telephone, Internet and data services, cable television, wireless voice and data services, alarm monitoring, and telecommunications equipment, along with many other associated solutions in the Mid-Atlantic and Southeastern United States.

                                    * * * * *

This release contains forward-looking statements that are subject to various risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of unforeseen factors. A discussion of factors that may cause actual results to differ from management's projections, forecasts, estimates and expectations is available in the Company filings with the SEC. Those factors may include changes in general economic conditions, increases in costs and other competitive factors.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.16 Second Amended and Restated Master Loan Agreement, dated as of November 30, 2004, by and between CoBank, ACB and Shenandoah Telecommunications Company

10.17 Third Supplement to the Master Loan Agreement dated as Of November 30, 2004, between CoBank, ACB and Shenandoah Telecommunications Company

10.18 Second Amendment to the Term Supplement to the Master Loan Agreement dated as Of November 30, 2004, between CoBank, ACB and Shenandoah Telecommunications Company

10.19 Pledge Agreement dated November 30, 2004 between CoBank, ACB and Shenandoah Telecommunications Company

10.20 Membership Interest Pledge Agreement dated November 30, 2004 between CoBank, ACB and Shenandoah Telecommunications Company

10.21 Membership Interest Pledge Agreement dated November 30, 2004 between CoBank, ACB and Shentel Converged Services, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        SHENANDOAH TELECOMMUNICATIONS COMPANY
                        (Registrant)


                        December 3, 2004   /S/ EARLE A. MACKENZIE
                                           ------------------------
                                           Earle A. MacKenzie
                                           Chief Financial Officer